Exhibit 99.1
Investor and Media Contact:
Michelle Edwards, Investor Relations
medwards@oxigene.com
650-635-7006
OXiGENE Announces Results of Stockholder Vote on Proposed Merger with VaxGen
SOUTH SAN FRANCISCO, CA, — February 4, 2010 — OXiGENE, Inc. (Nasdaq:OXGN) (Stockholm:OXGN), a clinical-stage, biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases, announced today that at the special meeting of stockholders of OXiGENE held yesterday, the issuance of shares of OXiGENE common stock pursuant to the merger agreement with VaxGen, Inc. and all other proposals were adopted. At the special meeting of stockholders of VaxGen, however, also held yesterday, the necessary majority of the outstanding shares of VaxGen common stock did not vote in favor of adoption of the proposed merger agreement with OXiGENE. The proposed merger between OXiGENE and VaxGen will, therefore, not take place.
“We remain very enthusiastic about the value of OXiGENE’s key programs, and we are actively continuing to pursue several options to realize the value in our strong pipeline of product candidates,” said Peter Langecker, M.D., Ph.D., OXiGENE’s Chief Executive Officer. “While we believe that the proposed merger between OXiGENE and VaxGen would have been beneficial for both companies, we appreciate the support of OXiGENE stockholders and remain committed to our Company’s goal of developing breakthrough therapies for cancer patients. We will provide more detail on our strategies in the near future.”
About OXiGENE
OXiGENE is a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases. The company’s major focus is developing vascular disrupting agents (VDAs) that selectively disrupt abnormal blood vessels associated with solid tumor progression and visual impairment. OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and life-enhancing medicines to patients.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this press release may turn out to be wrong. Forward-looking statements can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to, the available options for realizing value in the Company’s product candidates. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in OXiGENE’s reports to the Securities and Exchange Commission, including OXiGENE’s reports on Form 10-K, 10-Q and 8-K. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
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